Exhibit 99.1

Gain Therapeutics Reports Financial Results for Year End 2023 and Provides Corporate Update

BETHESDA, Md., March 26, 2024 – Gain Therapeutics, Inc. (Nasdaq: GANX) (“Gain”, or the “Company”), a clinical-stage biotechnology company leading the discovery and development of the next generation of allosteric small molecule therapies, today reports financial results for the year ended December 31, 2023 and provides a corporate update.

Corporate Highlights from Q4 2023 to Date

●	Presented data at AD/PD 2024 demonstrating mechanism of action of GT-02287, the Company’s lead compound being investigated for the treatment of GBA1 Parkinson’s disease
●	Announced the initiation of the Multiple Ascending Dose (MAD) part of the Phase 1 clinical trial of GT-02287, a novel GCase-targeting small molecule therapy for GBA1 Parkinson’s disease
●	Presented late-breaking data at the WORLDSymposium showing GT-02287 displays neuroprotection and completely restores motor function in preclinical models of Parkinson’s disease following delayed administration
●	Published data in PLOS ONE demonstrating therapeutic potential for galactosidase beta 1 (GLB1)-related lysosomal storage disorders (LSDs), including GM1 gangliosidosis
●	Raised $10.1 million in gross proceeds from public offering and concurrent private placement of common stock and warrants

“With the tremendous progress we have made over the course of 2023 and entering 2024, we believe Gain is well positioned to achieve multiple clinical data driven value inflection points with our lead program GT-02287 for GBA1 Parkinson’s disease during the course of this year and into 2025. We believe our cash position and operational plans are strong and allow us to meet our near-term milestones,” said Matthias Alder, Gain Therapeutics’ CEO. “We are encouraged by the safety and tolerability profile of GT-02287 in healthy subjects that we have observed so far in the ongoing Phase 1 clinical trial and remain on track to complete that study by mid-year,” concluded Mr. Alder.

2023 Year End Financial Results

Research and development (R&D) expenses increased by $3.1 million to $11.5 million for the year ended December 31, 2023, from $8.4 million for the year ended December 31, 2022. The increase in research and development expenses was primarily attributable to increases in external R&D services and external expenses related to the commencement and conduct of our Phase 1 clinical trial with our lead drug candidate GT-02287 for the treatment of GBA1 Parkinson’s disease.

General and administrative (G&A) expenses increased by $1.3 million to $10.8 million for the year ended December 31, 2023, from $9.5 million for the year ended December 31, 2022. The increase in general and administrative expenses was primarily attributable to increases in professional fees for corporate compliance consulting and non-cash costs related to share-based compensation.

Net loss for the year ended December 31, 2023 was $22.3 million, compared to a net loss of $17.6 million for the year ended December 31, 2022. Net loss as of December 31, 2023 included non-cash compensation expenses of $3.3 million as compared to 2022 non-cash compensation expenses of $1.5 million. The increase in net loss for 2023 compared to 2022 was primarily attributable to increases in R&D expenses of $3.1 million and G&A expenses of $1.3 million.

GAAP basic and diluted net loss per share for the year ended December 31, 2023 was $1.71, as compared to basic and diluted net loss per share of $1.48 as of December 31, 2022.

Cash, cash equivalent and marketable securities were $16.8 million as of December 31, 2023. We anticipate that our existing cash, cash equivalent and marketable securities will be sufficient to support operations into Q1 2025.

About Gain Therapeutics, Inc.

Gain Therapeutics, Inc. is a clinical-stage biotechnology company leading the discovery and development of next generation allosteric therapies. Gain’s lead drug candidate GT-02287 for the treatment of GBA1 Parkinson’s disease, is currently being evaluated in a Phase 1 clinical trial.

Leveraging AI-supported structural biology, proprietary algorithms and supercomputer-powered physics-based models, the company’s Magellan™ drug discovery platform can identify novel allosteric binding sites on disease-implicated proteins, pinpointing pockets that cannot be found or drugged with current technologies. Magellan™ is the next generation of Gain’s original SEE-Tx® (Site-Directed Enzyme Enhancement Therapy) platform, which was enhanced and expanded with new AI and machine-learning tools and virtual screening capabilities to access the emerging on-demand compound libraries covering vast chemical spaces of over 50 billion compounds.

Gain’s unique approach enables the discovery of novel, allosteric small molecule modulators that can restore or disrupt protein function. Deploying its highly advanced platform, Gain is accelerating drug discovery and unlocking novel disease-modifying treatments for untreatable or difficult-to-treat disorders including neurodegenerative diseases, rare genetic disorders and oncology. For more information, please visit GainTherapeutics.com and follow us on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements”. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "goal, " "intend," "seek, " "potential" or "continue," the negative of these terms and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the development of the Company’s current or future product candidates including GT-02287; expectations regarding the timing of results from a Phase 1 clinical study for GT-02287; the potential therapeutic and clinical benefits of the Company’s product candidates; and the amount of time the Company’s current cash, cash equivalents and marketable securities will support operations. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s preclinical and future clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. These statements are not historical facts but instead represent the Company's belief regarding future results, many of which, by their nature, are inherently uncertain and outside the Company's control. Many factors may cause differences between current expectations and actual results, including the impacts of the post-COVID-19 environment and other global and macroeconomic conditions on the Company’s business; clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials, clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled “Risk Factors,” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2023 and its other documents subsequently filed with or furnished to the Securities and Exchange Commission from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

CORE IR

(516) 222-2560

ir@gaintherapeutics.com

Media Contacts:

Russo Partners

Nic Johnson and Elio Ambrosio

nic.johnson@russopartnersllc.com

elio.ambrosio@russopartnersllc.com

(212) 845-4242

Gain Therapeutics, Inc

Consolidated Statement of Operations

	Year Ended December 31,
	2023	2022
Revenues:
Collaboration revenues	$55,180	$132,640
Other income	—	7,468
Total revenues	55,180	140,108

Operating expenses:
Research and development	(11,520,613)	(8,377,290)
General and administrative	(10,787,700)	(9,539,863)
Total operating expenses	(22,308,313)	(17,917,153)

Loss from operations	(22,253,133)	(17,777,045)

Other income (expense):
Interest income, net	494,234	375,357
Foreign exchange loss, net	(429,346)	(96,074)
Loss before income tax	$(22,188,245)	$(17,497,762)

Income tax	(79,275)	(92,976)

Net loss	$(22,267,520)	$(17,590,738)

Net loss per shares:
Net loss per share attributable to common stockholders - basic and diluted	$(1.71)	$(1.48)
Weighted average common stock - basic and diluted	13,011,361	11,883,368

Gain Therapeutics, Inc

Consolidated Balance Sheets

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$11,794,949	$7,311,611
Marketable securities - current	4,999,704	12,826,954
Tax credits	242,577	103,877
Prepaid expenses and other current assets	741,638	848,854
Total current assets	$17,778,868	$21,091,296

Non-current assets:
Marketable securities - non current	$—	$1,941,488
Property and equipment, net	125,962	144,379
Internal-use software	193,375	213,967
Operating lease - right of use assets	459,215	659,933
Restricted cash	34,021	30,818
Long-term deposits and other non-current assets	17,890	17,506
Total non-current assets	830,463	3,008,091
Total assets	$18,609,331	$24,099,387

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$1,318,965	$1,626,100
Operating lease liability - current	229,693	229,080
Other current liabilities	2,160,366	2,106,756
Deferred income - current	1,122,138	55,180
Loans - current	118,797	108,135
Total current liabilities	$4,949,959	$4,125,251

Non-current liabilities:
Defined benefit pension plan	$307,454	$157,580
Operating lease liability - non-current	229,855	441,784
Deferred income - non-current	94,786	—
Loans - non-current	449,053	495,258
Total non-current liabilities	1,081,148	1,094,622
Total liabilities	$6,031,107	$5,219,873

Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; nil shares issued and outstanding as of December 31, 2023 and 2022	$—	$—
Common stock, $0.0001 par value: 50,000,000 shares authorized; 16,206,680 shares issued and outstanding as of December 31, 2023 and 11,883,368 shares issued and outstanding as of December 31, 2022	1,621	1,189
Additional paid-in capital	73,113,079	57,358,895
Accumulated other comprehensive income	247,241	35,627
Accumulated deficit	(38,516,197)	(20,925,459)
Loss of the period	(22,267,520)	(17,590,738)
Total stockholders’ equity	12,578,224	18,879,514
Total liabilities and stockholders’ equity	$18,609,331	$24,099,387